UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 24, 2026

Z Squared Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39669	98-1465952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 South Andrews Ave., Suite #700 Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

305-697-0792

(Registrant’s telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZSQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2026, the Board of Directors (the “Board”) of Z Squared Inc. (the “Company”) appointed Jeffery Harris as Chief Technology Officer of the Company, effective June 24, 2026 (the “Effective Date”).

Jeffery Harris — Chief Technology Officer

Mr. Jeffery Harris, age 39, was appointed to serve as the Company's Chief Technology Officer, effective June 24, 2026. Mr. Harris has served as Chief Technology Officer of Paradox Data LLC, a digital infrastructure company, since May 2025, leading the design and deployment of high-density, immersion-cooled digital infrastructure for data-intensive workloads across the United States, including technical strategy and platform architecture. From April 2022 to May 2025, Mr. Harris served as Chief Executive Officer of Paradox Infrastructure, an infrastructure and technology development company, where he directed company strategy and operations, including firmware integration for compute platforms, immersion cooling systems, and blockchain infrastructure development. From April 2020 to December 2021, Mr. Harris served as Chief Executive Officer of Xero Labs, a firmware and fleet-management company for cryptocurrency mining hardware, where he developed standardized firmware baselines, configuration policies, and upgrade paths for multi-vendor mining hardware fleets. Earlier in his career, Mr. Harris's technical foundation was established through his study of electronics engineering and cryptography engineering at the United States Military Aviation Institute from 2005 to 2009, and his early technical work involved aerospace electronics supporting United States military applications and served in the U.S. Navy’s Micro-Miniature Electronics program. Mr. Harris does not currently serve, and has not during the past five years served, as a director of any company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) thereof, or of any registered investment company.

There are no family relationships between Mr. Harris and any director or executive officer of the Company required to be disclosed under Item 401(d) of Regulation S-K. During the past ten years, Mr. Harris has not been involved in any of the legal proceedings described in Item 401(f) of Regulation S-K.

As previously reported, on June 18, 2026, the Company entered into a binding letter of intent (the “Paradox LOI”) to acquire a majority membership interest in Paradox Data LLC (“Paradox Data”) from the holders of the membership interests of Paradox Data (the “Sellers”). As consideration for the acquired interests, at the closing the Company would issue to the Sellers, pro rata in accordance with their respective ownership of the membership interests sold, shares of a newly designated series of the Company's preferred stock designated Series D Convertible Preferred Stock having an aggregate initial liquidation preference of $5,000,000, with no cash consideration and no debt financing. The proposed transaction is subject to the negotiation and execution of definitive documentation, the completion of due diligence, the receipt of required consents and approvals (including any approval of the Company's stockholders required under applicable Nasdaq listing rules), and the satisfaction of other customary closing conditions, and is subject to a drop-dead date of July 31, 2026. Mr. Harris is the founder and Chief Technology Officer of Paradox Data, and accordingly may be deemed to have a direct or indirect material interest in the proposed transaction. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Company's Current Report on Form 8-K filed June 26, 2026, and the full text of the binding letter of intent filed as an exhibit thereto.

As of the date of this report, Mr. Harris does not beneficially own any shares of the Company's common stock.

In connection with his appointment as Chief Technology Officer, the Company agreed to provide Mr. Harris with an annual base salary of $225,000 and an annual bonus in the form of restricted stock units having a grant-date fair market value equal to three times Mr. Harris's then-current base salary (equating to $675,000 as of the Effective Date), with the number of underlying units to be determined based on the grant-date value of the Company's common stock and the awards to be granted under, and subject to the terms of, the Company's 2025 Incentive Compensation Plan. No shares have been granted to Mr. Harris as of the date of this report, and the number of shares underlying, and the vesting schedule for, Mr. Harris's annual bonus award remain to be determined and are subject to separate approval by the Board or the Compensation Committee. Mr. Harris will also, subject to approval by the Board, be granted an option to purchase 100,000 shares of the Company's common stock at an exercise price equal to fair market value on the Effective Date, vesting in full upon a 50% increase in the fair market value of the Company's common stock above its Effective Date value. No such option has been granted as of the date of this report. The foregoing compensation arrangements are set forth in an Executive Employment Agreement, dated as of June 24, 2026, between the Company and Mr. Harris (the “Employment Agreement”), which provides for an initial term ending June 24, 2028. The foregoing description of the Employment Agreement is a summary only and does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Harris and any other persons pursuant to which he was selected as an officer.

Item 7.01 Regulation FD Disclosure.

On June 30, 2026, the Company issued a press release announcing the leadership appointment described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of June 24, 2026, between Z Squared Inc. and Jeffery Harris.
99.1	Press Release of Z Squared Inc., dated June 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2026

Z SQUARED INC.

By:	/s/ David Halabu
Name:	David Halabu
Title:	Chief Executive Officer

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